Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1999 (this "Agreement"), by and among Oakridge Outpatient Center, Inc., a Florida corporation ("Parent"), OH Acquisition Corp., a Florida corporation (the "Disappearing Corporation"), OH, Inc., a Florida corporation ("OHI"), and Seal Holdings Corporation, a Delaware corporation and the sole shareholder of OHI ("Seal").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of Parent, Seal and OHI have determined that the merger of the Disappearing Corporation with and into OHI (the "Merger") is consistent with and in furtherance of the long-term business strategy of each of Parent, Seal, and OHI and is fair to, and in the best interests of Parent, Seal, OHI and their respective stockholders.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION I.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the Florida Business Corporation Act, as amended (the "FBCA"), the Disappearing Corporation shall be merged with and into OHI and the separate existence of the Disappearing Corporation shall thereupon cease. OHI shall be the surviving company in the Merger and is hereinafter sometimes referred to as the "Surviving Company."

                  SECTION I.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in (i) the Articles of Merger, in the form attached as Exhibit 1.2, to be filed with the Secretary of State of the State of Florida in accordance with Section
607.224 of the FBCA (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.3).




                                       10
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                                   ARTICLE II

                              THE SURVIVING COMPANY

                  SECTION II.1 Articles of Incorporation. The Articles of Incorporation of OHI in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Company.

                  SECTION II.2 Bylaws. The Bylaws of OHI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company.

                  SECTION II.3 Directors. The directors of the Disappearing Corporation immediately prior to the Effective Time shall be the directors of the Surviving Company, and such directors shall serve in accordance with the Bylaws of the Surviving Company until their successors are duly elected or appointed and qualified.

                  SECTION II.4 Officers. The officers of the Surviving Company shall be as designated in Schedule 2.4 hereto, and such officers shall serve in accordance with the Bylaws of the Surviving Company until their respective successors are duly elected or appointed and qualified.



                                   ARTICLE III

                              CONVERSION OF SHARES

                  SECTION III.1 Conversion of OHI Common Stock and the Disappearing Corporation Common Stock in the Merger.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of the sole holder of shares of common stock, par value $.001 per share, of OHI ("OHI Common Stock"), the shares of OHI Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereafter represent, in the aggregate, Seal's right to receive, as the sole holder of OHI Common Stock, (i) One Dollar and No Cents ($1.00) and (ii) seventy-nine percent (79%) of the "Adjusted Proceeds" (as hereinafter defined) as and when actually received by the Parent, the Surviving Company or any of their respective subsidiaries after the Effective Time in settlement of, or awarded as damages (including, without limitation, any compensatory, consequential, incidental or punitive damages) arising from or relating to, any claim, proceeding, action or litigation hereafter asserted by or on behalf of the Surviving Company or any of its subsidiaries against any person or entity relating in whole or in part to any claims of unfair competition or trade practices, anti-competitive conduct, interference or other tortious conduct (together with any claims incidental thereto) which OHI or any of its subsidiaries may have suffered or experienced prior to the Effective Time (a "Claim" and together with the One Dollar, the "Merger Consideration"). The parties acknowledge and agree that (i) the Merger Consideration constitutes adequate, fair and valuable consideration and (ii) Seal has obtained an opinion of an investment banker to the effect that the transactions contemplated by this Agreement are fair to the stockholders of Seal from a financial point of view. Seal acknowledges that on or about the Effective Time the Surviving Company intends to enter into a Loan Agreement ("Loan Agreement") with Broward Holdings Corp., a Delaware corporation ("BHC"), whereby in exchange for certain consideration from BHC to the Surviving Company, BHC will have the right to control and direct all aspects of any Claim and to receive certain of any proceeds from such a Claim. The term "Adjusted Proceeds" shall mean the gross amounts received by the Surviving Company, its subsidiaries, or any of their respective successors or assigns in settlement and/or awarded and received as damages less (A) all costs and expenses (including attorneys fees and disbursements) incurred directly or indirectly by, or on behalf of, BHC, the Surviving Company (or any of their respective Affiliates) in connection with any such Claim (the "Litigation Expenses"), (B) the amount of any damage or award required to be paid by, or on behalf of, BHC, the Surviving Company, or any of their respective Affiliates, to any third person or entity named as a defendant (or who is an Affiliate of such defendant) in any Claim arising out of matters reasonably related to such Claim, (C) the aggregate amount of all loans, capital contributions or other funds advanced, loaned or similarly expended by any Affiliate of Seal or BHC from April 2, 1999 through the Effective Time to OHI or its subsidiaries, and/or, after the Effective Time, to the Surviving Company, Parent or any of their respective subsidiaries (including without limitation amounts funded by BHC pursuant to the Loan Agreement and all amounts paid on account of any letter of credit or similar credit support outstanding on the Effective Time relating to the obligations of OHI, the Surviving Company, Parent or any of their respective subsidiaries, (D) the aggregate amount of accrued rent payable by OHI or any of its subsidiaries for the period from March 1998 through the Effective Time to any Affiliates of OHI or such subsidiaries, and
(E) five (5) percent of the first Twenty Million ($20,000,000) Dollars of litigation and/or Settlement Proceeds in excess of the Litigation Expenses. For purposes of this Section 3.1, "Affiliate" shall mean a person or entity, directly or indirectly, controlling, controlled by, or under common control with, another person or entity. Nothing in this Section 3.1 shall (i) obligate BHC, the Surviving Company or any successor or assign to assert any Claim, bring any proceeding, action or litigation with respect to a Claim, or obtain or maximize any recovery on a Claim, nor (ii) grant any rights to Seal with regard


                                       12
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to the terms of settlement or litigation strategy with respect to any Claim which may be asserted, all of which shall be in the sole and absolute discretion of BHC, the Surviving Company or any of their respective successors or assigns.

     (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent or the Disappearing Corporation, each issued and outstanding share of common stock, $.01 par value, of the Disappearing Corporation ("Disappearing Corporation Common Stock") shall thereafter represent one share of Common Stock of the Surviving Company.

                  SECTION III.2 Certificates.

     (a) From and after the Effective Time, all OHI Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate representing shares of OHI Common Stock shall cease to have any rights with respect thereto, except the right to receive upon surrender thereof to Parent, the Merger Consideration.

     (b) From and after the Effective Time, all Disappearing Corporation Common Stock outstanding immediately prior to the Effective Time shall be automatically converted on a share-for-share basis into newly issued shares of the Common Stock of the Surviving Company. The holder of a certificate representing shares of Disappearing Corporation Common Stock shall have the right to surrender any stock certificate issued by the Disappearing Corporation for a new stock certificate to be issued by the Surviving Company.

     (c) At the Closing (as hereinafter defined), Seal shall deliver to Parent all certificates of OHI Common Stock, duly endorsed in blank, held by Seal that immediately prior to the Effective Time represented all of the issued and outstanding shares of OHI Common Stock, and Parent shall deliver to Seal the Merger Consideration. The Parties acknowledge and agree that the Parent's and Surviving Company's obligations regarding payment of 79% of any Adjusted Proceeds from any Claim in accordance with Section 3.1(a) hereof shall survive the Merger.

                  SECTION III.3 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Proskauer Rose LLP, One Boca Place, 2255 Glades Road, Suite 340 West, Boca Raton, Florida 33431, or at such other place as Parent, OHI and Seal shall mutually agree, at 10:00 a.m., on September 30, 1999 (the "Closing Date"), or such other date as Parent, OHI and Seal may mutually agree. Promptly following the Closing, Seal shall turn over control of the books and records of OHI; provided, however, that Seal shall have the right to make copies after Closing of such books and records upon reasonable notice.

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                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF PARENT AND THE DISAPPEARING CORPORATION

         Each of Parent and the Disappearing Corporation, jointly and severally, represent and warrant to OHI and Seal as of the date hereof as follows:

                  SECTION IV.1 Corporate Organization, Etc. Each of Parent and the Disappearing Corporation are corporations duly organized, validly existing and in good standing under the laws of the state of their respective incorporation and have the requisite power and authority to carry on their respective business as it is now being conducted and to own, operate and lease their respective properties and assets. Each of Parent and the Disappearing Corporation are duly qualified and licensed to do business and are in good standing in every jurisdiction in which the conduct of their respective business, the ownership or lease of their respective properties require them to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on their respective business, operations, properties, assets, condition (financial or otherwise) or results of operations. True, accurate and complete copies of each of Parent's and the Disappearing Corporation's respective Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have been delivered to Seal and OHI.

                  SECTION IV.2 Authorization, Etc. Each of Parent and the Disappearing Corporation have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of each of Parent and the Disappearing Corporation and no other proceedings on the part of Parent or the Disappearing Corporation are necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding obligation of each of Parent and the Disappearing Corporation, enforceable against Parent and the Disappearing Corporation in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.



                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OHI AND SEAL

         Each of OHI and Seal, jointly and severally, represent and warrant to Parent and the Disappearing Corporation as of the date hereof as follows:

                  SECTION V.1 Authorization, Etc. Seal and OHI each have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of each of Seal and OHI and no other proceedings on the part of Seal or OHI are necessary to authorize this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seal and OHI, enforceable against Seal and OHI in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  SECTION V.2 Corporate Organization, Etc.

     (a) OHI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. OHI is duly qualified and licensed to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on its business, operations, properties, assets, condition (financial or otherwise) or results of operations. True, accurate and complete copies of Articles of Incorporation and Bylaws, in each case as in effect on the date hereof, including all amendments thereto, have been delivered to Parent and the Disappearing Corporation.

     (b) Each direct and indirect subsidiary of OHI is duly incorporated or organized, validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Each subsidiary is duly qualified and licensed to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a material adverse effect on its business, operations, properties, assets, condition (financial or otherwise) or results of operations. All of the outstanding shares of capital stock of each subsidiary, or membership interests, in the case of subsidiary limited liability companies, of OHI are duly authorized and validly issued, fully paid, non-assessable and are owned, directly or indirectly, by OHI free and clear of any liens, claims or encumbrances.

                  SECTION V.3 Capitalization. The authorized capital stock of OHI consists of 50,000,000 shares of OHI Common Stock, of which 1,000 shares are issued and outstanding as of the date hereof and 10,000,000 shares of preferred stock, no shares of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of OHI Common Stock are duly authorized and validly issued and are fully paid, non-assessable and are owned of record and beneficially by Seal.

                  SECTION V.4 Title to Shares. Seal has good and marketable title to and is the lawful owner, of record and beneficially, of all of the issued and outstanding capital stock of OHI. The OHI Common Stock is not subject to any lien, claim, encumbrance or restriction of any type, kind or nature in favor of any third party.


                                       15
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                                   ARTICLE VI

                            AGREEMENTS OF THE PARTIES

                  SECTION VI.1 Consultants. For a period of six (6) months from the Effective Time, Seal agrees to make available to the Surviving Company, at Seal's expense, the services of Cecilio Rodriguez and Jonathon Klein (or such other persons who may then provide similar functions to Seal) for consultation from time to time upon reasonable notice. Such consultation may be either in person, via telephone or other means. Unless otherwise agreed by Seal, such consultation shall be limited to matters involving the historical operations and books and records of OHI and its subsidiaries.

                  SECTION 6.2 Other Agreements with BHC. The parties acknowledge that Parent and the Surviving Company are entering into a Loan Agreement with BHC and certain other agreements with BHC and its Affiliates (collectively, the "Other Agreements"). Parent and the Surviving Company acknowledge that Seal is not a party to such Other Agreements and that Seal shall have no liability for any breach of any of such Other Agreements.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  SECTION VII.1 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

                  SECTION VII.2 Governing Law. This agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the state of Florida.

                  SECTION VII.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

                  SECTION VII.4 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION VII.5 Schedules and Exhibits. All Schedules and Exhibits referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

                  SECTION VII.6 Amendment of Agreement. No amendments or variations of the terms or conditions of this Agreement shall be valid unless made in writing signed by all parties hereto.


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                  SECTION VII.7 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  SECTION VII.8 Entire Agreement. This Agreement and any other agreements between the parties dated the date hereof supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter and contain all the covenants and agreements between the parties with respect to the subject matter of this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not included herein, and that no other agreement, statement or promise not contained in this Agreement or referred to herein shall be valid or binding. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and shall bind and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives, subject to the restriction on assignment contained herein.

                  SECTION VII.9 Assignment. The parties hereto may not assign any of their rights or obligations hereunder without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.



                  SECTION VII.10 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

                        If to Parent or the Disappearing Corporation, to:

                        1000 NE 56th Street
                        Ft. Lauderdale, FL  33334

or to such other person or address as Parent or the Disappearing Corporation shall furnish by notice to Seal or OHI in writing.

                        If to Seal or OHI, to:

                        5601 North Dixie Highway
                        Suite 420
                        Ft. Lauderdale, FL  33334

or to such other person or address as Seal or OHI shall furnish by notice to Parent and the Disappearing Corporation in writing.


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                  SECTION VII.11 Expenses. Each party hereto shall bear its own expenses, including, without limitation, legal fees and expenses, with respect to this Agreement.

                  SECTION VII.12 Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.



                                    * * * * *

         IN WITNESS WHEREOF, Parent, the Disappearing Corporation, OHI and Seal have caused this Agreement to be signed on their behalf as of the date first written above.


                                           OAKRIDGE OUTPATIENT CENTER, INC.

                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriego
                                                  -----------------------------
                                           Title: CEO
                                                  -----------------------------


                                           OH ACQUISITION CORP.



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: CEO
                                                  -----------------------------


                                           SEAL HOLDINGS CORPORATION



                                           By:    /s/ Cecilio M. Rodriguez
                                                  -----------------------------
                                           Name:  Cecilio M. Rodriguez
                                                  -----------------------------
                                           Title: Vice President
                                                  -----------------------------


                                           OH, INC.



                                           By:    /s/ Cecilio M. Rodriguez
                                                  -----------------------------
                                           Name:  Cecilio M. Rodriguez
                                                  -----------------------------
                                           Title: Vice President
                                                  -----------------------------

         The undersigned hereby join in this Agreement for the purpose of acknowledging and agreeing to the terms of Sections 3.1(a), 3.2(a), 3.2(c) and
7.12 with regard to any Claims which may relate in whole or in part to the undersigned subsidiaries of OHI and/or the Surviving Company.



                                           OAKRIDGE AMBULATORY SURGERY, LLC



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------


                                           OAKRIDGE CARDIAC CATHETERIZATION, LLC

                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------


                                           OAKRIDGE MEDICAL GROUP, LLC



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------

                                           OAKRIDGE REHABILITATION, LLC



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------


                                           OAKRIDGE CLINICAL LABORATORY, LLC



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------


                                           OAKRIDGE IMAGING, LLC



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------


                                           COMPREHENSIVE OUTPATIENT CENTERS OF
                                           FLORIDA, INC.



                                           By:    /s/ Rudy Noriega
                                                  -----------------------------
                                           Name:  Rudy Noriega
                                                  -----------------------------
                                           Title: Manager
                                                  -----------------------------